THE CHILDREN'S
                                     PLACE

FOR IMMEDIATE RELEASE
---------------------

    THE CHILDREN'S PLACE RETAIL STORES, INC. REPORTS RESULTS OF LEASE-RELATED
                              ACCOUNTING ASSESSMENT
      PREVIOUSLY REPORTED FOURTH QUARTER & FISCAL 2004 EARNINGS PER SHARE
                               REMAIN UNCHANGED ~

SECAUCUS, NEW JERSEY - APRIL 13, 2005 - THE CHILDREN'S PLACE RETAIL STORES, INC. (NASDAQ: PLCE), today announced that it has completed its previously announced analysis of its lease-related accounting practices in light of an SEC clarification in February. Upon review of the results with its audit committee and independent auditors, the Company has concluded that certain of its accounting practices relating to leases were incorrect and should be changed. These accounting corrections do not materially impact fiscal 2003 net income and, as anticipated, do not materially impact fiscal 2004 net income. All related adjustments are detailed below, and final fourth quarter and fiscal year income statements and balance sheets for fiscal 2004 and fiscal 2003 are attached. Also as expected, these corrections do not impact the Company's current fiscal 2005 adjusted earnings per share guidance of $2.10 to $2.20, which excludes the effects of a non-cash item associated with the Disney Store acquisition and new accounting rules requiring the expensing of stock options. The Company continues to believe that fiscal 2005 net capital-related expenditures will approximate $100 million, comprised of capital expenditures of $110 million and landlord construction allowances of $10 million.

As a result of these corrections, the Company is restating its financial results for fiscal 2002 and fiscal 2003, and advises users that its previously filed financial results should no longer be relied upon. The Company is filing a Form 8-K today that describes the lease-related accounting corrections in more detail. Restated results for the years ended January 31, 2004 and February 1, 2003 will be included in the Company's Form 10-K for the year ended January 29, 2005 to be filed with the Securities and Exchange Commission.

LEASE-RELATED ACCOUNTING PRACTICES
Historically, when the Company received landlord construction allowances, they were classified on the balance sheet as a reduction of property and equipment and then amortized as a reduction of depreciation expense over the estimated useful life of the property. Consistent with the SEC clarification, the Company will now account for landlord construction allowances as lease incentives and record them as deferred liabilities, which are amortized as a reduction of rent expense over the lease term.

In addition, the Company has revised its treatment of occupancy costs during construction. Historically, the Company had incorrectly determined that the term of the lease begins on the commencement date of the lease, which generally coincides with the store opening date. The Company has corrected this policy to properly commence the lease once it takes physical possession of the property, which has the effect of including the construction phase in the period over which rent is calculated. The Company continues to capitalize occupancy costs incurred prior to the commencement of store pre-opening activities. These capitalized costs are amortized over the remaining lease term. The net effect was to decrease rent expense with a corresponding increase in depreciation expense, and to increase the amount of deferred rent liability with a corresponding increase in leasehold improvements.

As a result of these lease accounting corrections, the Company is increasing its previously announced fourth quarter, and therefore, fiscal 2004 net income by $16,000. As a result, there is no change to the Company's previously reported earnings per share amounts for the fourth quarter and full fiscal 2004 periods. In addition, the Company is decreasing its previously reported fiscal 2003 net income by $52,000, which does not change earnings per share for that period. Fiscal 2002 net income decreased by $853,000, or $0.03 per share.

                                    - more -


PLCE: ANNOUNCES LEASE ACCOUNTING CORRECTIONS
PAGE 2

The impact of the lease-related accounting corrections on the Company's January 29, 2005, consolidated balance sheet is an increase in net property and equipment of approximately $69.6 million, an increase in total assets of $71.4 million, an increase in total liabilities of $72.3 million and a decrease in stockholders' equity of $0.9 million. The impact on the Company's January 31, 2004, consolidated balance sheet is an increase in net property and equipment of approximately $64.8 million, an increase in total assets of $66.5 million, an increase in total liabilities of $67.5 million, and a decrease in stockholders' equity of $0.9 million.

While the corrections did not change total cash flows, they have changed the classification of landlord construction allowances received from a reduction of cash flows used in investing activities to an increase in cash flows provided by operating activities. For the fiscal years ended January 29, 2005, January 31, 2004 (as restated), and February 1, 2003 (as restated), cash flows provided by operating activities approximated $212.9 million, $80.0 million and $58.3 million, respectively. Additionally, cash flows used in investing activities for those same fiscal years approximated $168.9 million, $43.5 million and $69.2 million, respectively.

Please refer to the attached income statements for the quarter and year and consolidated balance sheets for ABOUT THE CHILDREN'S PLACE RETAIL STORES, INC. The Children's Place Retail Stores, Inc. is a leading specialty retailer of children's merchandise. The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary "The Children's Place" and licensed "Disney Store" brand names. As of April 1, 2005, the Company owned and operated 752 The Children's Place stores in North America, 306 Disney Stores in North America and its online store, www.childrensplace.com.

USE OF NON-GAAP MEASURES
The Company is providing adjusted financial information as an addition to, and not as a substitute for, financial measures presented in accordance with generally accepted accounting principles ("GAAP"). To facilitate the analysis of net income, the Company adjusted its fourth quarter and fiscal 2004 net income to exclude a non-cash item and an extraordinary gain, both associated with the Company's November 2004 acquisition of Disney Store North America. The Company has excluded such items because it does not believe they are indicative of the core business and believes that the adjusted presentation is a beneficial supplemental disclosure to investors in analyzing its past and future performance. Such presentation is a non-GAAP measure, and a reconciliation to net income under accounting principles generally accepted in the United States is attached. Adjusted net income and adjusted earnings per share are "Non-GAAP financial measures" as defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies.

THIS PRESS RELEASE MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS REGARDING FUTURE CIRCUMSTANCES. THESE FORWARD-LOOKING STATEMENTS ARE BASED UPON THE COMPANY'S CURRENT EXPECTATIONS AND ASSUMPTIONS AND ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN SUCH FORWARD-LOOKING STATEMENTS INCLUDING, IN PARTICULAR, THE RISKS AND UNCERTAINTIES DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. ACTUAL RESULTS, EVENTS, AND PERFORMANCE MAY DIFFER. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. WE UNDERTAKE NO OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THE INCLUSION OF ANY STATEMENT IN THIS RELEASE DOES NOT CONSTITUTE AN ADMISSION BY THE CHILDREN'S PLACE OR ANY OTHER PERSON THAT THE EVENTS OR CIRCUMSTANCES DESCRIBED IN SUCH STATEMENT ARE MATERIAL.

CONTACT:          The Children's Place
                  Seth Udasin, Chief Financial Officer, (201) 558-2409
                  Heather Anthony, Director, Investor Relations, (201) 558-2865